Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Announces Market Conditions and Costs Associated with Strategic Initiatives Will Negatively Impact First Quarter Results
Initiatives Include Investments in Used Car and Service Businesses

HOUSTON, TEXAS – March 19, 2018 – /PRNewswire/ – Group 1 Automotive, Inc. (NYSE: GPI), (“Group 1” or the “Company”), an international, Fortune 500 automotive retailer, today announced that first quarter earnings will be negatively affected by weak market conditions, including pressure on used car margins, as well as costs associated with a series of long-term, strategic investments designed to further strengthen the used vehicle, parts, and service components of its business. The strategic investments include: (1) the introduction of Val-U-Line, a proprietary brand for high mileage pre-owned vehicles; and (2) enhancements to aftersales and retention programs for critical dealership employees.

According to Group 1’s chief executive officer Earl Hesterberg, “Based on a strategic review of our operations, we have reaffirmed that our used vehicle and aftersales segments are the key elements of our business model, which need to be strengthened to compete more effectively in the auto retail environment as it continues to evolve in the future. The recent peak in the new vehicle market in both the U.S. and U.K. and the flood of nearly-new and off-lease used vehicles into these markets are applying significant pressure to our margins, which require that we seek additional used car and service volume to compensate. To set us on that path, we have made the conscious decision to make some significant upfront investments to support our long-term strategies.”

To support these targeted growth areas, the Company is taking a series of actions, including expansion of used vehicle sales within its existing facility footprint and a variety of investments in dealership employees and technology.

In the first quarter, as a part of its used vehicle initiatives, Group 1 launched Val-U-Line, a proprietary brand for older model, higher mileage pre-owned vehicles. Val-U-Line targets a growing customer demand and enables the Company to retail lower cost units that would have otherwise been sent to the auction. With an all-new internal online buying center, an upgraded internal auction capability, and a new transportation infrastructure, Group 1 expects the Val-U-Line brand to capitalize on the Company’s scale, provide incremental volume and grow to represent 10 percent of the Company’s used car business. As part of this initiative, the Company has significantly enhanced the used vehicle compensation structure and opportunities for its sales associates. While there will be increased costs associated with these changes, the Company expects to benefit from increased productivity and retention over time. To support the launch and integration of Val-U-Line, the Company has added a used car director and functional support team at the corporate level.

Group 1 U.S. president Daryl Kenningham commented, “We believe that we have significant upside to our used vehicle sales volume by better leveraging our existing dealership locations. We have become preoccupied with marketing service loan and off-lease vehicles and have neglected the higher mileage spectrum of the used vehicle market. As we deploy the Val-U-Line brand within our U.S. operations, we will evaluate the strength and success of this model for strategic replication in our U.K. market where similar opportunities may exist.”

In regards to the aftersales and employee retention initiatives, Hesterberg commented, “One of the major challenges and obstacles to improving our dealership performance is the difficulty in hiring and retaining a high percentage of our key dealership customer facing service advisors and skilled technicians. Therefore, we have taken some aggressive steps in work scheduling for many of these critical professionals, which will incur some significant incremental near-term cost, but should allow us to meaningfully increase sales volumes and customer satisfaction in the long-term.”

To support additional parts and service growth, the Company has also enhanced service personnel compensation. This includes an increase to the fixed component of service advisor pay, the creation of a well-defined path for career advancement, and the roll out of a new, flexible work schedule featuring substantially more days off over the course of a year to attract and retain talented service advisors and technicians. Additional actions include the finalization of an in-house Service Advisor University dedicated to training the Company’s more than 800 U.S. customer service personnel.

Hesterberg added, “While these actions are putting near-term pressure on our financial results, we believe they are necessary to better position the Company for future growth, as well as prepare us for the potential ongoing evolution in the automotive retailing space. In addition to the cost of the previously announced employee bonus of $500 that will add $2.9 million to first quarter 2018 costs, we estimate the total cost of these strategic initiatives will add approximately $3 million to our costs in each of the first and second quarters of 2018. When coupled with a recent tightening in market conditions in both the U.S. and U.K., which includes pressure on used vehicle margins in the U.S. that have declined approximately $200 per unit in the first two months, the combined effect is expected to negatively impact our first quarter earnings.”

The Company will further detail these investments and initiatives during the upcoming Bank of America Merrill Lynch 2018 Auto Summit in late March, as well as the first quarter 2018 earnings results teleconference on April 26, 2018.

About Group 1 Automotive, Inc.
Group 1 owns and operates 180 automotive dealerships, 238 franchises, and 48 collision centers in the United States, the United Kingdom and Brazil that offer 32 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com, www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our strategic investments, goals, plans, projections and guidance regarding our financial position, results of operations, business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
Senior V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com